As filed with the Securities and Exchange Commission on February 22, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wright Express Corporation

(Exact name of registrant as specified in its charter)

Delaware	7549	01-0526993
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

97 Darling Avenue

South Portland, Maine 04106

(Address of principal executive offices)

Wright Express Corporation 2005 Equity and Incentive Plan

Wright Express Corporation Employee Stock Purchase Plan

Wright Express Corporation Employee Savings Plan

Wright Express Corporation Non-Employee Directors Deferred Compensation Plan

Wright Express Corporation Executive Deferred Compensation Plan

(Full titles of the plans)

Hilary A. Rapkin, Esq.

Senior Vice President, General Counsel and Corporate Secretary

Wright Express Corporation

97 Darling Avenue

South Portland, Maine 04106

(207) 773-8171

(Name and address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum aggregate offering price (4)	Amount of registration fee
Common stock, par value $0.01 per share (including preferred stock purchase rights) (2)(3)	3,950,000	$67,663,500.00	$7,963.99

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the plans by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)	Represents the maximum number of shares of common stock issuable under the Wright Express Corporation 2005 Equity and Incentive Plan, the Wright Express Corporation Employee Stock Purchase Plan and the Wright Express Corporation Executive Deferred Compensation Plan.

(3)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests as available in accordance with the Wright Express Corporation Executive Deferred Compensation Plan , the Wright Express Corporation Non-Employee Directors Deferred Compensation Plan and the Wright Express Corporation Employee Savings Plan.

(4)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act by averaging the high and low sales prices of WXS common stock as reported by the NYSE on February 17, 2005.

EXPLANATORY NOTE

This registration statement registers shares of common stock, par value $0.01 per share (the “Common Stock”), of Wright Express Corporation (the “Company”) that were issued and sold or may be issued and sold under the Wright Express Corporation 2005 Equity and Incentive Plan, the Wright Express Corporation Employee Stock Purchase Plan, the Wright Express Corporation Employee Savings Plan, the Wright Express Corporation Non-Employee Directors Deferred Compensation Plan and the Wright Express Corporation Executive Deferred Compensation Plan (collectively, the “Plans”), together with an indeterminate number of interests as available in accordance with the Wright Express Corporation Executive Deferred Compensation Plan, the Wright Express Corporation Employee Savings Plan and the Wright Express Corporation Non-Employee Directors Deferred Compensation Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the SEC are incorporated by reference in this registration statement:

(a) The Company’s prospectus, dated February 16, 2005, filed pursuant to Rule 424(b) under the Securities Act (the “Prospectus”), that contains audited consolidated financial statements of Wright Express Corporation and its subsidiaries for the fiscal year ended December 31, 2004;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 as amended (the “Exchange Act”) since the end of the fiscal year covered by the Company’s Prospectus; and

(c) The description of the Common Stock contained in the Registration Statement on Form 8-A dated February 8, 2005 filed with the SEC by the Company to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware (“DGCL”) allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses, (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Article Sixth of the Company’s certificate of incorporation provides that the Company’s directors shall not be personally liable to the Company and the Company’s stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemptions from liability or limitation thereof is not permitted under the Delaware General Corporation Law as it exists or may be amended.

Article Seventh of the Company’s certificate of incorporation provides that the Company may indemnify any person who is or was a director or officer of the Company to the fullest extent permitted by Delaware law, provided however, that the Company is not obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless the proceeding was authorized or consented to by the board of directors. The indemnification provisions contained in the Company’s certificate of incorporation are not exclusive of any other rights to which a person may be entitled under the certificate of incorporation, the by-laws of the Company or under any law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Form of Certificate of Incorporation.*

4.2	Form of By-Laws.*

4.3	Form of Rights Plan.*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1	Wright Express Corporation 2005 Equity and Incentive Plan.*

10.2	Wright Express Corporation Employee Stock Purchase Plan.*

10.3	Wright Express Corporation Non-Employee Directors Deferred Compensation Plan.*

10.4	Wright Express Corporation Executive Deferred Compensation Plan.*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

*	Incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-120679), filed with the SEC.

The undersigned registrant hereby undertakes to submit the Wright Express Corporation Employee Savings Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Wright Express Corporation Employee Savings Plan.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on February 22, 2005.

WRIGHT EXPRESS CORPORATION

By:	/s/ Michael E. Dubyak
	Name:	Michael E. Dubyak
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on February 22, 2005.

WRIGHT EXPRESS CORPORATION

By:	/s/ Robert C. Cornett
	Name:	Robert C. Cornett
	Title:	Senior Vice President, Human Resources

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael E. Dubyak Michael E. Dubyak	President, Chief Executive Officer and Director (Principal executive officer)	February 22, 2005

/s/ Melissa D. Goodwin Melissa D. Goodwin	Chief Financial Officer (Principal financial officer and principal accounting officer)	February 22, 2005

/s/ James E. Buckman James E. Buckman	Director	February 22, 2005

/s/ Kevin M. Sheehan Kevin M. Sheehan	Director	February 22, 2005

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Certificate of Incorporation.*

4.2	Form of By-Laws.*

4.3	Form of Rights Plan.*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1	Wright Express Corporation 2005 Equity and Incentive Plan.*

10.2	Wright Express Corporation Employee Stock Purchase Plan.*

10.3	Wright Express Corporation Non-Employee Directors Deferred Compensation Plan.*

10.4	Wright Express Corporation Executive Deferred Compensation Plan.*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

*	Incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-120679), filed with the SEC.